Exhibit 99.1

NovaBay Pharmaceuticals Announces Pricing of $4.2 Million Registered Direct Offering

EMERYVILLE, Calif. (August 9, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing Avenova for the domestic eye care market, today announced that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 4,198,566 shares of common stock at a price of $1.00 per share in a registered direct offering, resulting in total gross proceeds of approximately $4.2 million. The Company also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to one share of common stock for each share purchased with an exercise price of $1.15 per share. The warrants will be exercisable six months after issuance and will expire five and a half years following the date of issuance. The closing of the sale of the securities is expected to take place on or about August 13, 2019, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., (NYSE American: LTS) is acting as exclusive placement agent for the registered direct offering and concurrent private placement.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-232860), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on July 31, 2019. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

About Avenova®

Avenova is an eye care product formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova is designed for removal of the microorganisms and debris that contribute to conditions such as meibomian gland dysfunction, dry eye and blepharitis. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct salesforce and available online direct-to-consumer through Amazon.com.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies and future focus, our estimated future revenue, and generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products, improving sales rep productivity and product distribution, obtaining adequate insurance reimbursement, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Socialize and Stay informed on NovaBay’s progress

Like us on Facebook

Follow us on Twitter

Connect with NovaBay on LinkedIn

Visit NovaBay’s Website

Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

President and Chief Executive Officer

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com